ex32-1.htm SECTION 1350 CEO CERTIFICATION

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Richard A. Smith, Chief Executive Officer and President of Securus Technologies, Inc. (the “Company”), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

(1)
the annual report on Form 10-K of the Company for the year ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/RICHARD A. SMITH
Richard A. Smith
Chairman of the Board,
Chief Executive Officer and President
March 15, 2010